Exhibit 99.1
Contact:
Big 5 Sporting Goods Corporation
Barry Emerson
Sr. Vice President and Chief Financial Officer
(310) 536-0611
ICR, Inc.
John Mills
Senior Managing Director
(310) 954-1105
BIG 5 SPORTING GOODS CORPORATION ANNOUNCES FISCAL 2011
FIRST QUARTER RESULTS
▪	Declares Quarterly Cash Dividend of $0.075 per Share
EL SEGUNDO, Calif., May 3, 2011 — Big 5 Sporting Goods Corporation (NASDAQ: BGFV), a leading sporting goods retailer, today reported financial results for the fiscal 2011 first quarter ended April 3, 2011.
For the fiscal 2011 first quarter, net sales were $221.1 million, compared to net sales of $218.5 million for the first quarter of fiscal 2010. Same store sales decreased 0.9% for the first quarter of 2011 versus the comparable period in the prior year. This compares to a same store sales increase of 2.4% in the first quarter of 2010. Sales results in fiscal 2011 reflect a benefit over the prior year from the calendar shift of the Easter holiday, during which the Company’s stores are closed, out of the first quarter and into the second quarter this year.
Gross profit for the fiscal 2011 first quarter was $72.2 million, compared to $71.6 million in the first quarter of the prior year. The Company’s gross profit margin was 32.6% in the fiscal 2011 first quarter versus 32.7% in the first quarter of the prior year. The slight gross profit margin decrease reflects an increase in store occupancy costs related to new store openings, partially offset by an increase in merchandise margins of 12 basis points.
Selling and administrative expense as a percentage of net sales was 30.4% in the fiscal 2011 first quarter versus 28.8% in the first quarter of the prior year. Overall selling and administrative expense increased $4.2 million during the quarter from the prior year due mainly to an increase in store-related expenses, which reflected a higher store count and increased employee benefit costs, as well as increased advertising expense.

Net income for the first quarter of fiscal 2011 was $2.8 million, or $0.13 per diluted share, compared to net income of $5.0 million, or $0.23 per diluted share, for the first quarter of fiscal 2010.
“Our sales results for the first quarter were at the lower end of our guidance range and reflect continued macroeconomic weakness in our markets,” said Steven G. Miller, the Company’s Chairman, President and Chief Executive Officer. “Sales were negatively impacted by a decrease in customer traffic, as we believe many of our consumers reduced purchases of discretionary items in response to the challenging economic environment, characterized by rising gas prices and high unemployment. Earnings were lower than our previous expectations primarily due to higher than anticipated expenses associated with employee benefits, including workers’ compensation, health and welfare and California unemployment taxes.”
Mr. Miller continued, “Sales trends in the second quarter to-date remain challenging as we believe that our consumer continues to be highly sensitive to the adverse economic conditions prevalent in our markets, which are concentrated in the western United States. We continue to look at all aspects of our business in order to drive sales and earnings. We are taking steps to further enhance our merchandise, pricing, and promotional strategies, while remaining focused on operating as efficiently as possible. We believe that our continued emphasis on improving the execution of our overall business model will enable us to weather the current environment and position us well when the consumer climate improves.”
Quarterly Cash Dividend
The Company’s Board of Directors has declared a quarterly cash dividend of $0.075 per share of outstanding common stock, which will be paid on June 15, 2011 to stockholders of record as of June 1, 2011.
Guidance
For the fiscal 2011 second quarter, the Company expects same store sales in the flat to negative low single-digit range and earnings per diluted share in the range of $0.06 to $0.14. For comparative purposes, the Company’s earnings per diluted share for the second quarter of fiscal 2010 were $0.22.
Store Openings
During the first quarter of fiscal 2011, the Company opened two new stores, both of which were relocations, and closed two stores as part of relocations that began in late 2010. The Company ended the fiscal 2011 first quarter with 396 stores and anticipates closing one store during the fiscal 2011 second quarter as part of a relocation that began in late 2010. Excluding stores closed as part of relocations that began last year, the Company currently expects to open between 10 and 15 net new stores during fiscal 2011.

Conference Call Information
The Company will host a conference call and audio webcast today, May 3, 2011, at 2:00 p.m. Pacific (5:00 p.m. EDT) to discuss financial results for the fiscal 2011 first quarter. To access the conference call, participants in North America should dial (888) 634-9984, and international participants should dial (719) 325-2138. Participants are encouraged to dial in to the conference call ten minutes prior to the scheduled start time. The call will also be broadcast live over the Internet and accessible through the Investor Relations section of the Company’s website at www.big5sportinggoods.com. Visitors to the website should select the “Investor Relations” link to access the webcast. The webcast will be archived and accessible on the same website for 30 days following the call. A telephone replay will be available through May 17, 2011 by calling (877) 870-5176; passcode is 9019902.
About Big 5 Sporting Goods Corporation
Big 5 is a leading sporting goods retailer in the western United States, operating 396 stores in 12 states under the “Big 5 Sporting Goods” name. Big 5 provides a full-line product offering in a traditional sporting goods store format that averages 11,000 square feet. Big 5’s product mix includes athletic shoes, apparel and accessories, as well as a broad selection of outdoor and athletic equipment for team sports, fitness, camping, hunting, fishing, tennis, golf, snowboarding and roller sports.
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties and other factors that may cause Big 5’s actual results in current or future periods to differ materially from forecasted results. Those risks and uncertainties include, among other things, continued or worsening weakness in the consumer spending environment and the U.S. financial and credit markets, the competitive environment in the sporting goods industry in general and in Big 5’s specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, weather conditions, changes in cost of goods, operating expense fluctuations, litigation risks, disruption in product flow, changes in interest rates, credit availability, and higher costs associated with sources of credit resulting from uncertainty in financial markets and economic conditions in general. Those and other risks and uncertainties are more fully described in Big 5’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended January 2, 2011. Big 5 conducts its business in a highly competitive and rapidly changing environment. Accordingly, new risk factors may arise. It is not possible for management to predict all such risk factors, nor to assess the impact of all such risk factors on Big 5’s business or the extent to which any individual risk factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Big 5 undertakes no obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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FINANCIAL TABLES FOLLOW

BIG 5 SPORTING GOODS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share amounts)

	April 3,	January 2,
	2011	2011
ASSETS
Current assets:
Cash and cash equivalents	$6,500	$5,620
Accounts receivable, net of allowances of $105 and $201, respectively	11,903	15,000
Merchandise inventories, net	255,525	254,217
Prepaid expenses	7,400	7,588
Deferred income taxes	8,958	9,447

Total current assets	290,286	291,872

Property and equipment, net	78,026	81,333
Deferred income taxes	12,959	12,396
Other assets, net of accumulated amortization of $151 and $69, respectively	2,247	2,322
Goodwill	4,433	4,433

Total assets	$387,951	$392,356

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$95,148	$94,818
Accrued expenses	55,342	64,392
Current portion of capital lease obligations	1,697	1,925

Total current liabilities	152,187	161,135

Deferred rent, less current portion	23,489	24,349
Capital lease obligations, less current portion	1,374	1,569
Long-term debt	51,808	48,313
Other long-term liabilities	6,883	6,264

Total liabilities	235,741	241,630

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.01 par value, authorized 50,000,000 shares; issued 23,466,120 and 23,315,832 shares, respectively; outstanding 21,982,825 and 21,832,537 shares, respectively	235	233
Additional paid-in capital	98,270	97,910
Retained earnings	75,071	73,949
Less: Treasury stock, at cost; 1,483,295 shares	(21,366)	(21,366)

Total stockholders’ equity	152,210	150,726

Total liabilities and stockholders’ equity	$387,951	$392,356

BIG 5 SPORTING GOODS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	13 Weeks Ended
	April 3,	April 4,
	2011	2010
Net sales	$221,143	$218,521

Cost of sales	148,960	146,971

Gross profit	72,183	71,550

Selling and administrative expense	67,262	63,063

Operating income	4,921	8,487

Interest expense	605	404

Income before income taxes	4,316	8,083

Income taxes	1,556	3,050

Net income	$2,760	$5,033

Earnings per share:
Basic	$0.13	$0.23

Diluted	$0.13	$0.23

Dividends per share	$0.075	$0.05

Weighted-average shares of common stock outstanding:
Basic	21,619	21,484

Diluted	21,946	21,843